                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                  PRIME INCOME TRUST
                           30 day as of September 30, 1998




                                           6
          YIELD = 2{ [ ((a-b)/c d) + 1] -1}



          WHERE:     a = Dividends and interest earned during the period

                     b = Expenses accrued for the period

                     c = The average daily number of shares outstanding
                         during the period that were entitled to receive dividends

                     d = The maximum offering price per share on the last
                         day of the period


                                                                            6
      YIELD = 2{ [((13,008,840.37 - 1,986,392.48)/199,342,389.739 X 9.91)+1] -1}


            = 6.79%

             SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  -1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT

                                                             (A)
$1,000           ERV AS OF     AGGREGATE       NUMBER OF     AVERAGE ANNUAL
INVESTED - P     30-Sep-98     TOTAL RETURN    YEARS - n     COMPOUND RETURN - T
------------     -----------   --------------  -----------   ----------------
 30-Sep-97       $1,041.50        4.15%             1.00           4.15%

 30-Sep-93       $1,443.10       44.31%             5.00           7.61%

 30-Nov-89       $1,880.60       88.06%             8.83           7.41%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)




                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  -1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                               (C)                           (B)
$1,000           EV AS OF      TOTAL           NUMBER OF     AVERAGE ANNUAL
INVESTED - P     30-Sep-98     RETURN - TR     YEARS - n     COMPOUND RETURN - t
-------------    -----------   -----------     ----------    -------------------
 30-Sep-97       $1,071.40        7.14%             1.00           7.14%

 30-Sep-93       $1,443.10       44.31%             5.00           7.61%

 30-Nov-89       $1,880.60       88.06%             8.83           7.41%

(D)        GROWTH OF $10,000
(E)        GROWTH OF $50,000
(F)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

                               (D)                        (E)                         (F)
$10,000          TOTAL         GROWTH OF                  GROWTH OF                   GROWTH OF
INVESTED - P     RETURN - TR   $10,000 INVESTMENT - G     $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-----------      -----------   ----------------------     ----------------------      ----------------------------
 30-Nov-89           88.06         $18,806                     $94,030                       $188,060